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                                                                     EXHIBIT 3.6



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                  ARIZONA DIAGNOSTICS & SURGICAL CENTER, INC.

                           BEFORE BEGINNING BUSINESS

                     -------------------------------------

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

                     -------------------------------------

          The undersigned, being all of the directors of Arizona Diagnostics &

Surgical Center, Inc. (the "Corporation"), do hereby certify as follows:

          1. The Corporation has not received payment for any of its stock.

          2. Article FIRST of the Certificate of Incorporation is amended to read in its entirety as set forth below:

          FIRST: The name of the Corporation is Arizona Diagnostic & Surgical Center, Inc. (hereinafter the "Corporation").

          3. The foregoing amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of

Delaware.


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/06/2000
                                                          001009231 - 3119515

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of

Amendment to be executed this 21st day of December, 1999.

                                         /s/ Paul S. Levy
                                        --------------------------
                                         Paul S. Levy

                                         /s/ David Y. Ying
                                        --------------------------
                                         David Y. Ying

                                         /s/ Jeffrey C. Lightcap
                                        --------------------------
                                         Jeffrey C. Lightcap

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